Exhibit 3.6

BYLAWS

OF

TMEI Operating, Inc.

a Texas corporation

(the “Corporation”)

(Amended and Restated as of December 7, 2005 )

BYLAWS

OF

TMEI OPERATING, INC.

Amended and Restated as of December 7, 2005

ARTICLE I.

OFFICES

Section 1.1 Registered Office. The registered office of the Corporation within the State of Texas shall be located at either (a) the principal place of business of the Corporation in the State of Texas or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Texas.

Section 1.2 Additional Offices. The Corporation may, in addition to its registered office in the State of Texas, have such other offices and places of business, both within and outside the State of Texas, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II.

SHAREHOLDERS MEETINGS

Section 2.1 Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting as permitted by applicable law or an annual meeting is otherwise not required by applicable law, an annual meeting of shareholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board in its sole discretion may determine, and such notice shall state, that the meeting shall not be held at any place, but shall instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the shareholders shall elect directors of the Corporation and transact such other business as may properly be brought before the meeting.

Section 2.2 Special Meetings. Except as otherwise required by applicable law or provided in the Corporation’s Articles of Incorporation, as the same may be amended or restated from time to time (the “Articles of Incorporation”), special meetings of shareholders, for any purpose or purposes, may be called only by (a) the Chairman of the Board or President of the Corporation, (b) the Board, or (c) holders of shares of the Corporation representing at least 10 percent of the voting power of the outstanding shares entitled to vote at the proposed special meeting. Special meetings called by the Chairman of the Board, President or the Board shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board in its discretion may determine, and such notice shall state, that the meeting shall not be held at any place, but shall instead be held solely by means of remote communication pursuant to Section 9.5(a). Special meetings called by shareholders shall be held at the Corporation’s principal place of business or such other place determined by the Board and at such time and on such date as shall be determined by such shareholders (or, in the absence of such determination, the Board) and stated in the notice of the meeting.

Section 2.3 Notices. Notice of each shareholders meeting stating the place, day and hour of the meeting and the means of any remote communications by which shareholders may be considered present and may vote at the meeting, shall be given in the manner permitted by Section 9.3 to each shareholder entitled to vote thereat by or at the direction of the President, Secretary or the officer or person or persons calling the meeting not less than 10 nor more than 60 days before the date of the meeting. If the notice is for a shareholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the notice of meeting.

Section 2.4 Quorum. Except as otherwise provided by applicable law or the Articles of Incorporation, the presence, in person or by proxy, at a shareholders meeting of the holders of shares of the Corporation representing a majority of the voting power of all outstanding shares of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting. If a quorum shall not be present at any meeting of the shareholders, the shareholders represented in person or by proxy at the meeting may adjourn the meeting until such time and to such place, as may be determined by a vote of holders of a majority of the voting power of the shares represented in person or by proxy at the meeting and entitled to vote thereat, until a quorum is present. Unless the determination of shareholders entitled to vote at such meeting has been made through the closing of the share transfer records and the stated period of closing has expired, notice need not be given of any such adjourned meeting if the date, time, place, if any, thereof, and the means of remote communication, if any, by which shareholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed. The shareholders present at a duly convened meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Shares of its own capital stock owned by the Corporation or by another domestic or foreign corporation or entity, if a majority of the voting stock or voting interest of the other corporation or other entity is owned or controlled by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation or other entity to vote shares held or controlled by it in a fiduciary capacity or with respect to which it otherwise exercises voting power in a fiduciary capacity.

Section 2.5 Voting of Shares.

(a) Voting Lists. The Secretary shall prepare, or shall cause the officer or agent who has charge of the share transfer records of the Corporation to prepare, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order and showing the address and number of shares held by each. Such list shall be open to the examination of any shareholder, during usual business hours for a period of at least 10 days prior to such meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) at the principal place of business of the Corporation. Nothing contained in this Section 2.5(a) shall require the Corporation to include any electronic contact information on the list. In the event that the Corporation determines to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that the information is available only to shareholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. If a meeting of shareholders is to be held by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided to the shareholders with the notice of meeting. The original share transfer records shall be prima-facie evidence as to who are the shareholders entitled to examine the list required by this Section 2.5(a) or such share transfer records or to vote at any meeting of shareholders.

(b) Manner of Voting. At any shareholders meeting, any shareholder entitled to vote may vote in person or by proxy executed in writing by the shareholder. If authorized by the Board, the voting by shareholders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3). Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. The Board, in its discretion, or the chairman of the meeting of shareholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each shareholder entitled to vote at a meeting of shareholders may vote by proxy executed in writing by the shareholder, but no such proxy shall be voted or acted upon after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. An electronic transmission (as defined in Section 9.3), by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this Section 2.5(c). Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed with the Secretary before being voted. Unless and until voted, every proxy will be revocable, except in those cases where an irrevocable proxy permitted by statute has been given.

(d) Required Vote. Subject to the rights of the holders of one or more series of preferred shares of the Corporation (“Preferred Shares”), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Shares, the election of directors shall be determined by a plurality of the votes cast by the shareholders entitled to vote thereon and represented in person or by proxy at the meeting at which a quorum is present. All other matters shall be determined by the affirmative vote of a majority of the votes that were voted for or against the matter cast by the shareholders entitled to vote thereon and represented in person or by proxy at the meeting at which a quorum is present, unless the matter is one upon which, by applicable law, the Articles of Incorporation or these Bylaws a different vote is required, in which case such provision shall govern and control the decision of such matter.

Section 2.6 Adjournments. Any lawfully convened meeting of shareholders, annual or special, may be adjourned by the chairman of the meeting or by shareholders present and entitled to vote thereat, by a majority in voting power thereof, from time to time, to reconvene at the same or some other place. Unless the determination of shareholders entitled to vote at any meeting of shareholders has been made through the closing of the share transfer records and the stated period of closing has expired, notice need not be given of any adjourned meeting if the date, time, place, if any, thereof, and the means of remote communication, if any, by which shareholders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the shareholders may transact any business which might have been transacted at the meeting as originally noticed.

Section 2.7 Conduct of Meetings. The chairman of each annual and special meeting of shareholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board or, in the absence of such appointment, a chairman chosen at the meeting. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of shareholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of shareholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8 Action by Consent of Shareholders in Lieu of Meeting. Any action required by law to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation to its registered office in the State of Texas, the Corporation’s principal place of business, or the Secretary. Every written consent signed by the holders of fewer than all the shares entitled to vote with respect to the action that is the subject of the consent shall bear the date of signature of each shareholder who signs the consent. No written consent signed by the holders of fewer than all the shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the Corporation, a written consent or consents signed by the holder or holders having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to the Corporation’s registered office in the State of Texas, the Corporation’s principal place of business or the Secretary or, to the extent the Corporation has such, the Corporation’s registered agent in the State of Texas or the Corporation’s transfer agent, registrar or exchange agent. Delivery shall be by hand or certified or registered mail, return receipt requested. Any delivery to the Corporation’s principal place of business pursuant to this Section 2.8 shall be addressed to the President or Chief Executive Officer if there be one. An electronic transmission consenting to the action to be taken and transmitted by a shareholder shall be considered to be written, signed and dated for purposes hereof if such electronic transmission sets forth or is delivered with information from which the Corporation can determine that such transmission was transmitted by a shareholder and the date on which such shareholder transmitted such transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and delivered to the Corporation by delivery to the Corporation’s registered office in the State of Texas, the Corporation’s principal place of business, or the Secretary. Notwithstanding the limitations on delivery in this Section 2.8, consents given by electronic transmission may be otherwise delivered to the Corporation’s principal place of business or to the Secretary if, to the extent and in the manner provided by resolution of the Board. Any photographic, photostatic, facsimile or similarly reliable reproduction of a consent in writing signed by a shareholder may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used if the reproduction is a complete reproduction of the entire original writing. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

ARTICLE III.

DIRECTORS

Section 3.1 Powers. The business and affairs of the Corporation shall be managed under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders. Directors need not be shareholders or residents of the State of Texas.

Section 3.2 Number; Term. The number of directors of the Corporation initially shall be one. Thereafter the number of directors, other than those who may be elected by the holders of one or more series of Preferred Shares voting separately by class or series, may be determined from time to time by the Board but no decrease in such number shall have the effect of shortening the term of any incumbent director. Except as otherwise provided in the Articles of Incorporation, the directors shall be elected at the annual meeting of shareholders to hold office until the next succeeding annual meeting of shareholders. Each director so elected shall hold office for the term for which such director is elected and until his or her successor shall have been elected and qualified, subject to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 3.3 Newly Created Directorships and Vacancies. Except as otherwise provided in the Articles of Incorporation, newly created directorships resulting from an increase in the number of directors may be filled (a) by election at an annual or special meeting of shareholders called for that purpose or (b) by the Board; provided, that, with respect to any directorship so to be filled by the Board (i) such directorship shall be for a term of office continuing only until the next election of one or more directors by the shareholders, and (ii) the Board may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Except as otherwise provided in the Articles of Incorporation, any vacancies occurring in the Board resulting from death, resignation, retirement, disqualification, removal or other cause (other than an increase in the number of directors) may be filled (a) by election by shareholders at an annual or special meeting called for that purpose or (b) by the affirmative vote of a majority of the remaining directors though less than a quorum, and a director so chosen or elected shall hold office for the unexpired term of the director’s predecessor in office and until his or her successor is elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. Notwithstanding the foregoing, except as otherwise provided in the Articles of Incorporation, whenever the holders of any class or series of shares or group of classes or series of shares are entitled to elect one or more directors by the provisions of the Articles of Incorporation, any vacancies in such directorships and any newly created directorships of such class, series or group to be filled by reason of an increase in the number of such directors may be filled only by (i) the affirmative vote of (A) a majority of the directors elected by such class, series or group, then in office, or (B) the sole remaining director so elected, or (ii) the vote of the holders of the outstanding shares of such class, series or group.

Section 3.4 Removal. Except as otherwise provided in the Articles of Incorporation, at any meeting of shareholders called expressly for that purpose, any director or the entire Board may be removed, with or without cause, by a vote of the holders of a majority of the voting power of the shares then entitled to vote at an election of the director or directors who are proposed to be removed.

Section 3.5 Compensation. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

ARTICLE IV.

BOARD MEETINGS

Section 4.1 Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual shareholders meeting at the place of the annual shareholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2 Regular Meetings. Regular meetings of the Board may be held without notice at such times, dates and places as shall from time to time be determined by the Board.

Section 4.3 Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Articles of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4 Quorum; Required Vote. A majority of the Board, but in any event not less than one third of the Whole Board, shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless a different number or portion is required by law, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. “Whole Board” shall mean the total number of directors that the Corporation would have if there were no vacancies.

Section 4.5 Consent In Lieu of Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board or committee, as the case may be. For purposes of this Section 4.5, an electronic transmission by a director consenting to an action to be taken and transmitted by the director is considered written and signed if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the director and the date on which the director transmitted the transmission. Such signed consent shall have the same force and effect as a unanimous vote at a meeting, and shall be filed with the minutes of proceedings of the Board or committee.

Section 4.6 Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V.

COMMITTEES OF DIRECTORS

Section 5.1 Establishment. The Board may by resolution establish, name, fill vacancies in, change the membership of, or dissolve one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 5.2 Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent provided by resolution of the Board or in the Articles of Incorporation or the Bylaws, shall have and may exercise all of the powers and authority of the Board, subject to the limitations of applicable law.

Section 5.3 Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 5.4 Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Articles of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.

ARTICLE VI.

OFFICERS

Section 6.1 Officers. The officers of the Corporation elected by the Board shall be a Chairman of the Board, a President, a Treasurer, a Secretary and such other officers (including without limitation a Chief Financial Officer, Vice Presidents, Assistant Secretaries and Assistant Treasurers) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chairman of the Board or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chairman of the Board or President, as may be prescribed by the appointing officer.

(a) Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the shareholders and the Board. The Chairman of the Board shall advise and counsel the President and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of the Chairman of the Board from time to time by the Board or these Bylaws. The Chairman of the Board must be a director of the Corporation.

(b) President. The President shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board. In the absence (or inability or refusal to act) of the Chairman of the Board, the President (if he or she shall be a director) shall preside when present at all meetings of the shareholders and the Board.

(c) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(d) Secretary.

(i) The Secretary shall attend all meetings of the shareholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, share transfer records, showing a record of the original issuance of shares and each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names of past and current shareholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(e) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(f) Treasurer. The Treasurer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation which from time to time may come into the Treasurer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board or the President may authorize).

(g) Assistant Treasurers. The Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Treasurer, perform the duties and exercise the powers of the Treasurer.

Section 6.2 Term of Office; Vacancies. The elected officers of the Corporation shall be elected annually by the Board at its first meeting held after each annual meeting of shareholders. All officers elected by the Board shall hold office until the next annual meeting of the Board and until their successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights. Any officer appointed by the Chairman of the Board or President may also be removed, with or without cause, by the Chairman of the Board or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chairman of the Board or President may be filled by the Chairman of the Board or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3 Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4 Multiple Officeholders; Shareholder and Director Officers. Any two or more offices may be held by the same person, unless the Articles of Incorporation or these Bylaws otherwise provide. Officers need not be shareholders or residents of the State of Texas.

ARTICLE VII.

SHARE CERTIFICATES

Section 7.1 Entitlement to Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of shares represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed in accordance with Section 7.3 representing the number of shares registered in certificate form. Each certificate representing shares shall state upon the face thereof: (a) that the Corporation is organized under the laws of the State of Texas; (b) the name of the person to whom issued; (c) the number and class of shares and the designation of the series, if any, which such certificate represents; and (d) the par value of each share represented by such certificate, or a statement that the shares are without par value.

Section 7.2 Multiple Classes of Shares.

(a) In the event the Corporation is authorized to issue shares of more than one class or series, each certificate representing shares issued by the Corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of all the designations, preferences, limitations, and relative rights of the shares of each class or series to the extent they have been fixed and determined and the authority of the Board to fix and determine the relative rights and preferences of a subsequent series or (2) shall conspicuously state on the face or back of the certificate that (A) such a statement is set forth in the Articles of Incorporation on file in the office of the Secretary of State of the State of Texas and (B) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the Corporation at its principal place of business or registered office. No requirement of this Section 7.2 shall apply to shares represented by a certificate outstanding when such requirement first becomes applicable to such certificates, but such requirement shall apply to all certificates thereafter issued whether in connection with an original issue of shares, a transfer of shares or otherwise.

(b) In the event the Corporation has by its Articles of Incorporation limited or denied the preemptive right of shareholders to acquire unissued or treasury shares of the Corporation, each certificate representing shares issued by the Corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the Articles of Incorporation or (2) shall conspicuously state on the face or back of the certificate that (A) such a statement is set forth in the Articles of Incorporation on file in the office of the Secretary of State of the State of Texas and (B) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on request to the Corporation at its principal place of business or registered office.

(c) In the event any restriction on the transfer, or registration of the transfer, of shares of the Corporation shall be imposed or agreed to by the Corporation, as permitted by law, each certificate representing shares so restricted (1) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or (2) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or (3) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and (A) that the Corporation will furnish to the record holder of the certificate without charge upon written request to the Corporation at its principal place of business or registered office a copy of the specified document, or (B) if such document is one required or permitted to be and has been filed under the TBCA with the Secretary of State of Texas, that such specified document is on file in the office of the Secretary of State of Texas and contains a full statement of such restriction.

Section 7.3 Signatures. Each certificate representing shares of the Corporation shall be signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President of the Corporation. Any signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4 Issuance and Payment. The Board may authorize shares to be issued for consideration consisting of any tangible or intangible benefit to the Corporation or other property of any kind or nature, including, cash, promissory notes, services performed, contracts for services to be performed, other securities of the Corporation, or securities of any other corporation, domestic or foreign, or other entity. Shares may not be issued until the full amount of the consideration has been paid or delivered as required in connection with the authorization of the shares. When such consideration shall have been paid or delivered the shares will be deemed to have been issued and the subscriber or shareholder entitled to receive such issue will be a shareholder with respect to such shares, and the shares will be considered fully paid and non-assessable.

Section 7.5 Lost Certificates. The Corporation may issue a new certificate of shares or uncertificated shares in place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, stolen or destroyed. When authorizing such issue, the Corporation may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 7.6 Transfer of Shares. Shares of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of shares shall be made on the share transfer records of the Corporation only by the person named as the holder thereof on the share transfer records of the Corporation or by such person’s duly constituted attorney or legal representative and in the case of shares represented by a certificate, upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share transfer records of the Corporation by an entry showing from and to whom transferred.

Section 7.7 Registered Shareholders. Except as otherwise required by applicable law, the Corporation shall be entitled to regard the person in whose name any shares of the Corporation are registered in the share transfer records of the Corporation at any particular time as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, entering into agreements with respect to those shares or giving proxies with respect to those shares, and neither the Corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes.

ARTICLE VIII.

INDEMNIFICATION

Section 8.1 Right to Indemnification. Each person who was or is a party or is threatened to be made a party to, or testifies or otherwise participates in, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, or any inquiry or investigation that could lead to such an action, suit, or proceeding (any of the foregoing hereinafter called a “proceeding”), whether or not by or in the right of the Corporation, because such person is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, employee benefit plan, other enterprise or other entity (hereinafter a “Covered Person”) shall be indemnified by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be changed, against all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys’ fees and court costs) actually incurred by such person in connection with such proceeding and such right to indemnification shall continue as to a person who has ceased to be a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board. It is expressly acknowledged that the indemnification provided in this Article VIII could involve indemnification for negligence or under theories of strict liability.

Section 8.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, a Covered Person shall also have the right to be paid or reimbursed by the Corporation the reasonable expenses (including, without limitation, court costs and attorneys’ fees) incurred in defending, testifying or otherwise participating in any such proceeding, in advance of the final disposition of the proceeding (hereinafter an “advancement of expenses”) and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that if the Texas Business Corporation Act (the “TBCA”)

requires, an advancement of expenses incurred by a Covered Person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written affirmation by such person of such person’s good faith belief that he or she has met the standard of conduct necessary for indemnification under the TBCA and a written undertaking (hereinafter an “undertaking”), by or on behalf of such person, to repay all amounts so advanced if it shall be ultimately determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that the Covered Person has not met that standard or that indemnification of the Covered Person against expenses incurred by such person in connection with that proceeding is prohibited by the TBCA.

Section 8.3 Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Covered Person has not met any applicable standard for indemnification set forth in the TBCA. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, special legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the TBCA, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, special legal counsel, or its shareholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4 Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Covered Persons. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any person who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against such person and incurred by such person in such a capacity or arising out of his or her status as such a person to the same extent that it may indemnify and advance expenses to Covered Persons under this Article VIII and to any such further extent as may be authorized or permitted by law.

Section 8.5 Non-Exclusivity of Rights. The rights provided to a Covered Person pursuant to this Article VIII shall not be exclusive of any other right which any Covered Person may have or hereafter acquire under any law (common or statutory), provision of the Articles of Incorporation or these Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

Section 8.6 Insurance and Other Arrangements. The Corporation may, to the extent permitted by law, purchase and maintain insurance, create a trust fund, establish any form of self-insurance, secure its indemnity obligation by grant of a security interest or other lien on assets of the Corporation, establish a letter of credit guaranty or security arrangement, or establish and maintain any other arrangement (any of the foregoing hereinafter called an “arrangement”) on behalf of any person who is or was serving as a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, employee benefit plan, other enterprise or other entity against any liability asserted against such person and incurred by such person in such a capacity or arising out of his or her status as such a person, whether or not the Corporation would have the power to indemnify such person against such liability. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders.

Section 8.7 Shareholder Notification. To the extent required by law, any indemnification of or advancement of expenses to a director or former director or to any person who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, employee benefit plan, other enterprise or other entity, in accordance with this Article VIII shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

Section 8.8 Amendments. Any repeal or amendment of this Article VIII by the Board or the shareholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 8.9 Certain Definitions. For purposes of this Article VIII, (a) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan, (b) the Corporation shall be deemed to have requested a director or officer of the Corporation to serve as a trustee, employee, agent or similar functionary of an employee benefit plan whenever the performance by such person of his or her duties to the Corporation also imposes duties on or otherwise involves services by such person to the plan or participants or beneficiaries of the plan, and (c) any action taken or omitted by a such a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is “not opposed to the best interests” of the Corporation for purposes of Art. 2.02-1 of the TBCA.

Section 8.10 Contract Rights. The rights provided to Covered Persons pursuant to this Article VIII shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Covered Person’s heirs, executors and administrators.

Section 8.11 Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX.

MISCELLANEOUS

Section 9.1 Place of Meetings. If the place of any meeting of shareholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2 Closing Share Transfer Records and Fixing Record Dates.

(a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board may (i) fix, in advance, a record date for any such determination of shareholders, which will not be more than 60 days, and in the case of a meeting of shareholders not less than 10 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken or (ii) close the share transfer records for a stated period of not more than 60 days, which period in the case of determining shareholders entitled to notice of or to vote at a meeting of shareholders shall include at least the 10 days immediately preceding the meeting. In the absence of any action by the Board, the date on which a notice of meeting is mailed, or the date the Board adopts the resolution declaring such distribution or share dividend, as the case may be, will be the record date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 9.2, such determination will be valid for any adjournment of said meeting except where such determination has been made through the closing of share transfer books and the stated period of closing has expired.

(b) In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board may (unless a record date shall have previously been fixed or determined pursuant to this Section 9.2(b)) fix a record date, which record date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation as and in the manner provided by Section 2.8. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting will be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 9.3 Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Articles of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, (ii) by means of a form of electronic transmission consented to by the director, to the extent permitted by, and subject to the conditions set forth in, Article 2.37C of the TBCA, or (iii) by oral notice given personally or by telephone. A notice to a director shall be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile transmission, when transmitted to a facsimile number provided by the director for the purpose of receiving notice, (v) if sent by electronic mail, when transmitted to an electronic mail address provided by the director for the purpose of receiving notice, (vi) if by posting on an electronic network, when posted on the electronic network and a message is sent to the director at the address provided by the director for the purpose of alerting the director of a posting or (vii) when communicated to the director by any other form of electronic transmission consented to by the director. A director may revoke the director’s consent to notices being given by means of electronic transmission by delivering written notice of such revocation to the Corporation. A director’s consent to notices being given to the director by means of electronic transmission will be deemed revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices and the Secretary or other person responsible for delivering the notice on behalf of the Corporation knows that the delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of the director’s consent does not invalidate a meeting or other action. An affidavit of the Secretary or such other agent of the Corporation that notice has been given by electronic transmission is, in the absence of fraud, prima facie evidence that notice was given.

(b) Notice to Shareholders. Whenever under applicable law, the Articles of Incorporation or these Bylaws notice is required to be given to any shareholder, such notice may be given (i) in writing and either delivered personally by hand or sent through the United States mail, or (ii) by means of a form of electronic transmission consented to by the shareholder, to the extent permitted by, and subject to the conditions set forth in Article 2.25-1 of the TBCA. A notice to a shareholder shall be deemed given as follows: (i) if given personally by hand delivery, when actually received by the shareholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the shareholder at the shareholder’s address appearing on the share transfer records of the Corporation, and (iii) if given by a form of electronic transmission consented to by the shareholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice, (B) if by electronic mail, when transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice, (C) if by a posting on an electronic network, when posted on the electronic network and a message is sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting and (D) when communicated to the shareholder by any other form of electronic transmission consented to by the shareholder. A shareholder may revoke such shareholder’s consent to notices being given to the shareholder by means of electronic transmission by delivering written notice of such revocation to the Corporation. A shareholder’s consent to notices being given by means of electronic transmission will be deemed revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices, and the Secretary, any Assistant Secretary, the transfer agent of the Corporation, or another person responsible for delivering notice on behalf of the Corporation knows that delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of a shareholder’s consent does not invalidate a meeting or other action.

(c) Electronic Transmission. “Electronic transmission” means a form of communication that: (a) does not directly involve the physical transmission of paper; (b) creates a record that may be retained, retrieved, and reviewed by the recipient; and (c) may be directly reproduced in paper form by the recipient through an automated process.

Section 9.4 Waiver of Notice. Whenever any notice is required to be given under applicable law, the Articles of Incorporation or these Bylaws, a written waiver of such notice signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. The business to be transacted at a regular or special meeting of shareholders, directors or members of a committee of directors or the purpose of a meeting is not required to be specified in a written waiver of notice or a waiver by electronic transmission. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5 Meeting Attendance via Remote Communication Equipment.

(a) Shareholder Meetings.

(i) Subject to Sections 2.3 and 9.5(a)(ii), shareholders may participate in and hold meetings of shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(ii) If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, shareholders not physically present at a meeting of shareholders may, by means of remote communication:

(A) participate in a meeting of shareholders; and

(B) be deemed present in person and vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (x) the Corporation shall implement reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder, (y) the Corporation shall implement reasonable measures to provide such shareholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of a meeting substantially concurrently with the proceedings, and (z) the Corporation maintains a record of any shareholder vote or other action taken at the meeting by means of remote communication.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Articles of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6 Dividends. The Board may declare, and the Corporation may pay, dividends and distributions (payable in cash, property or shares of the Corporation, or any combination thereof) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Articles of Incorporation.

Section 9.7 Reserves. The Board may set apart out of the funds of the Corporation available for dividends or distributions a reserve or reserves for any proper purpose or purposes and may increase, decrease or abolish any such reserve.

Section 9.8 Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Articles of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the President or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, President or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10 Seal. The seal of the Corporation shall be in such form as shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11 Books and Records. The Corporation shall keep books and records of account and minutes of the proceedings of its shareholders, Board, and committees of the Board and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, share transfer records consisting of a record of the original issuance of shares by the Corporation and a record of each transfer of shares that have been presented to the Corporation for registration of transfer.

Section 9.12 Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the President or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13 Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be maintained in the custody of the Secretary.

Section 9.14 Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, President or any Vice President. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation or other entity, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15 Amendments. The Board may amend or repeal these Bylaws, or adopt new Bylaws except to the extent (i) such power shall be reserved exclusively to the shareholders in whole or part by the Articles of Incorporation or the TBCA or (ii) the shareholders in amending, repealing or adopting a particular Bylaw shall have expressly provided in such Bylaw or in this Section 9.15 that the Board may not amend or repeal that Bylaw. Unless the Articles of Incorporation or a Bylaw adopted by the shareholders shall provide otherwise as to all or some portion of the Bylaws, the shareholders may amend, repeal, or adopt Bylaws even though the Bylaws may also be amended, repealed, or adopted by the Board.

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